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                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, D.C.  20549

                                     --------

                                     FORM 8-K

                                  CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF THE
                          SECURITIES EXCHANGE ACT OF 1934



                  Date of Report (Date of earliest event reported):
                       SEPTEMBER 21, 1998 (AUGUST 31, 1998)



                                    CIBER, INC.
                ------------------------------------------------------
                (Exact name of registrant as specified in its charter)



           DELAWARE                     0-23488                 38-2046833
 ----------------------------         -----------           -------------------
 (State or other jurisdiction         (Commission              (IRS Employer
      of incorporation)               File Number)          Identification No.)



            5251 DTC PARKWAY, SUITE 1400, ENGLEWOOD, COLORADO 80111
         -------------------------------------------------------------
         (Address of principal executive offices)           (Zip Code)



       Registrant's telephone number, including area code:  (303) 220-0100

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                                  CIBER, Inc.
                   Information to be included in the Report

ITEM 5.  OTHER EVENTS.

     On August 31, 1998, The Cushing Group, Inc. ("Cushing") merged with CIBER in a business combination to be accounted for as a pooling of interests. The Company issued approximately 950,000 shares of its common stock and assumed substantially all of Cushing's liabilities in exchange for all of the assets of Cushing. Cushing, headquartered in Nashua, New Hampshire, provides distributed object technology consulting services and will operate within Spectrum. The effects of this merger on the Company's revenues, pro forma net income and pro forma income per share would not have been material. As a result, management does not intend to restate the Company's historical financial statements for this business combination.



ITEM 7 (c). EXHIBITS.

1. News Release dated September 1, 1998 announcing the merger with The Cushing Group, Inc.




     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.



                              CIBER, INC.



Date:  September 21, 1998     By:  /s/ Christopher L. Loffredo
                                   ----------------------------------
                                   Christopher L. Loffredo
                                   V.P./Chief Accounting Officer